Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT: AT THE COMPANY	AT KCSA PUBLIC RELATIONS WORLDWIDE
Robert McCadden	Lewis Goldberg
EVP and CFO	(Media Relations)
(215) 875-0700	(212) 896-1216

Nurit Yaron
VP, Investor Relations
(215) 875-0700

FOR IMMEDIATE RELEASE
October 31, 2005

PREIT Reports Third Quarter and Nine Month 2005 Results
and Announces 2005 and 2006 Guidance

Philadelphia, PA, October 31, 2005 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today announced its results for the third quarter and nine months ended September 30, 2005.

Financial Results

•	Net income available to common shareholders for the third quarter of 2005 was $14.5 million, compared to $10.9 million in the third quarter of 2004, an increase of 33.0%. On a per diluted share basis, net income was $0.39, compared to $0.30 in the third quarter of 2004, an increase of 30.0%. Net income available to common shareholders for the nine months ended September 30, 2005 was $28.0 million, compared to $24.4 million for the nine months ended September 30, 2004, an increase of 14.8%. On a per diluted share basis, net income was $0.74, compared to $0.66 in the nine months ended September 30, 2004, an increase of 12.1%. The Company’s financial results for the third quarter and nine months ended September 30, 2005 include gains recorded in connection with sales of the Company’s interests in properties and a prepayment penalty expense in connection with repayment of a mortgage loan prior to its scheduled maturity (see “Certain Third Quarter Items” below).

•	Net Operating Income (“NOI”) from wholly owned properties and the Company’s proportionate share of partnership properties was $68.1 million in the third quarter of 2005, compared to $68.9 million in the third quarter of 2004, a decrease of 1.2%. For the nine months ended September 30, 2005, NOI was $207.0 million, compared to $203.5 million for the nine months ended September 30, 2004, an increase of 1.7%.

•	Funds From Operations (“FFO”) for the third quarter of 2005 were $36.2 million, compared to $34.6 million in the third quarter of 2004, an increase of 4.6%. Beginning this quarter, the Company is presenting FFO per diluted share as a key measure of its financial performance, which includes the effect of common share equivalents (see “Presentation of FFO Per Diluted Share” below). FFO per diluted share was $0.88 in the third quarter of 2005, compared to $0.85 in the third quarter of 2004, an increase of 3.5%. For the nine months ended September 30, 2005, FFO was $106.5 million, compared to $102.1 million for the comparable period in 2004, an increase of 4.3%. FFO per diluted share was $2.58 for the first nine months of 2005, compared to $2.54 for the first nine months of 2004, an increase of 1.6%.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this press release.

Certain Third Quarter Items

The financial results for the three months and nine months ended September 30, 2005 include a gain of approximately $5.0 million from the Company’s sale of its 40% interest in Laurel Mall in Hazleton, Pennsylvania and a gain of approximately $3.7 million from the Company’s sale of its four industrial properties. Gains from the sales of these operating properties are excluded from the calculation of FFO.

The financial results also include a $3.0 million gain recorded by the Company in connection with the previously disclosed settlement of litigation relating to the undeveloped land parcel for the Christiana Power Center Phase II project. Under the settlement agreement, in July 2005, a partnership in which the Company holds a 50% interest sold approximately 111 acres of non-operating real estate on which the project would have been built to the Delaware Department of Transportation for $17.0 million, and the proceeds were received by the partnership. The Company and its partners are currently in discussions with respect to the allocation of these funds. The Company expects that it will receive reimbursement for the approximately $4.8 million of costs that it had incurred in connection with the project. In addition, although the parties have not yet come to terms, the Company expects to receive no less than $3.0 million of the remaining proceeds from the settlement, and recorded this amount for the third quarter. Excluding this gain recorded by the Company, FFO per basic share for the third quarter ended September 30, 2005 would have been $0.82, within the range of the Company’s previous guidance of $0.80 to $0.83 per basic share provided in August 2005.

In addition, the financial results for the three and nine months ended September 30, 2005 include the expense of a prepayment penalty of approximately $0.8 million. As previously disclosed, the expense was incurred when the Company repaid the previous mortgage loan on Magnolia Mall in Florence, South Carolina prior to its scheduled maturity as part of the refinancing of the property.

Retail Operating Metrics

As reflected below, the Company’s results for the third quarter of 2005 were affected, to a significant degree, by redevelopment initiatives that are in various stages at 10 of its 37 mall properties.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Occupancy for the Company’s retail portfolio was 91.6% as of September 30, 2005, compared to 91.7% as of September 30, 2004. The in-line occupancy for the Company’s enclosed malls was 85.9% as of September 30, 2005, compared to 86.9% as of September 30, 2004. Occupancy for the 10 malls affected by redevelopment activities was 83.1% as of September 30, 2005, compared to 85.1% as of September 30, 2004. The Company’s power centers were 97.8% occupied as of September 30, 2005, versus 96.8% as of September 30, 2004.

Sales per square foot for the mall properties in the Company’s portfolio as of September 30, 2005 were $329 for the twelve months ended September 30, 2005, compared to $323 for the mall properties in the Company’s portfolio as of September 30, 2004 for the twelve months ended September 30, 2004.

Same store NOI for the Company’s retail portfolio for the third quarter of 2005 decreased by approximately $3.0 million, or 4.5%, compared to the third quarter of 2004. Same store NOI for the 10 redevelopment properties, including the properties in the early stages of the process, decreased by approximately $2.0 million, or 10.9%, compared to the third quarter of 2004. The same store NOI from the balance of the retail portfolio decreased by $1.0 million, or 2.1%, in the third quarter of 2005, primarily due to a decline in lease termination revenues of $1.2 million compared to the third quarter of 2004.

For the nine months ended September 30, 2005, same store NOI for the retail portfolio decreased by approximately $3.3 million, or 1.7%, from the comparable period in 2004. Same store NOI for the 10 redevelopment properties decreased by approximately $2.3 million, or 4.3%, compared to the nine months ended September 30, 2004. Same store NOI for the balance of the retail portfolio decreased by $1.0 million, or 0.7%. Same store results represent property operating results for retail properties that the Company owned for the full periods presented.

Leasing Update

During the third quarter of 2005, the Company executed 212 leases for in-line tenants encompassing approximately 542,000 square feet at an average rent per square foot of $24.64. In addition, three anchors renewed leases in accordance with their stated terms for approximately 308,000 square feet, with an average base rent of $3.07 per square foot.

Of the in-line leases the Company executed during the quarter, 71 leases totaling approximately 125,000 square feet were entered into with new in-line tenants in previously leased space. These leases were executed at an average rent of $36.89 per square foot, which is $5.16, or 16.3%, higher than the average rent per square foot paid by the previous tenant at the time of expiration. There were 90 in-line leases renewed for a total of approximately 212,000 square feet at an average base rent of $22.64 per square foot, an increase of $1.24 per square foot, or 5.8%, over the average rent at expiration. The Company also executed leases for 51 formerly vacant spaces totaling approximately 205,000 square feet with an average rent of $19.26 per square foot.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Redevelopment Activity

Ronald Rubin, Chairman and Chief Executive Officer of PREIT, stated, “We are continuing to execute on our previously announced redevelopment initiatives. We are also continuing to examine our portfolio for mixed use and other opportunities.”

At Patrick Henry Mall in Newport News, Virginia, the expanded Dillard’s store has opened and construction of the new lifestyle wing, including the Borders and Red Robin locations, is on schedule for tenant openings during November 2005.  The shell of the Dick’s Sporting Goods store is constructed, with the opening slated for the first quarter of 2006.  At Capital City Mall in Camp Hill, Pennsylvania, construction has been completed on the new food court common area, with tenants currently in possession and completing the build out of their spaces in anticipation of November 2005 openings.  Phase II of the project, with demolition of the former food court and entrance, is underway. The Company expects spring 2006 openings for specialty retail tenants in this wing of the center.  At New River Valley Mall in Christiansburg, Virginia, construction of a Red Robin restaurant has commenced, with an expected opening during the first quarter of 2006.  Also, the Company anticipates a first quarter 2006 construction start for the Regal Cinema at the mall, with a December 2006 opening.

The following table briefly summarizes the Company’s redevelopment and remerchandising initiatives at certain of its mall properties:

Property	Description	Initial Occupancy Date	Estimated Project Cost

Capital City Mall (Camp Hill, PA)	Relocation of food court and two new restaurants into former theater location; creation of a lifestyle addition in place of former food court; tenants include Hollister, Express (dual gender) and Victoria’s Secret.	4th Quarter 2005	$11.5 million

Patrick Henry Mall (Newport News, VA)	Consolidation of two Dillard’s stores into one larger store and conversion of former Dillard’s store into a lifestyle addition; tenants include Borders, Dick’s Sporting Goods, Red Robin and Fox & Hound restaurants, Victoria’s Secret and Bath & Body Works.	4th Quarter 2005	$26.6 million

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Property	Description	Initial Occupancy Date	Estimated Project Cost

New River Valley Mall (Christiansburg, VA)	Addition of Regal Cinema stadium-style theater on an out parcel along with a Red Robin restaurant, and an in-line sporting goods store; development of a ground-up power center adjacent to the mall.	1st Quarter 2006	$37.0 million

Lycoming Mall (Pennsdale, PA)	Remerchandising of existing space with in-line Borders and Dick’s Sporting Goods. Best Buy and Applebee’s will be added on out parcels.	2nd Quarter 2006	$11.8 million

Valley View Mall (LaCrosse, WI)	Remerchandising of existing space with an in-line Barnes & Noble.	4th Quarter 2006	$ 3.6 million

Francis Scott Key Mall (Frederick, MD)	Remerchandising of existing space with an in-line Barnes & Noble.	4th Quarter 2006	$ 3.5 million

South Mall (Allentown, PA)	Addition of a Ross Dress for Less and a freestanding Starbucks.	4th Quarter 2006	$ 6.9 million

Cherry Hill Mall (Cherry Hill, NJ)	Phase I includes creation of Bistro Row and remerchandising of existing retail space.	1st Quarter 2007	$40.0 million

Plymouth Meeting Mall (Plymouth Meeting, PA)	Phase I of redevelopment includes lifestyle addition anchored by Whole Foods and up to six upscale themed restaurants on out parcels.	4th Quarter 2007	$53.4 million

Echelon Mall (Voorhees, NJ)	Will rename the property Voorhees Town Center. Under the current plans, the property will incorporate a portion of the existing mall, including Boscov’s and Strawbridge’s (Macy’s) department stores, as well as approximately 200,000 square feet of new lifestyle retail space, a food market and approximately 450 new luxury mid-rise condominium and rental apartment units to be developed by a residential developer.	To be determined	To be determined

Presentation of FFO Per Diluted Share

Beginning this quarter, the Company is presenting FFO per diluted share, which includes the effect of common share equivalents, as a key measure of its financial performance. The shares used to calculate both FFO per diluted share and FFO per basic share also include common shares and operating partnership units. Previously, the Company presented FFO per basic share, and disclosed its forward looking expectations only in terms of FFO per basic share. The difference between FFO per diluted share and FFO per basic share has historically been immaterial in most fiscal quarters. The financial tables at the end of this release include a presentation of the Company’s FFO per basic share and FFO per diluted share for the four quarters of 2004 and the first three quarters of 2005.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

2005 and 2006 Forecast

For 2005, the Company estimates that net income per diluted share will be between $1.12 and $1.20, that FFO per basic share will be between $3.72 and $3.80 and that FFO per diluted share will be between $3.67 and $3.75.

For 2006, the Company estimates that net income per diluted share will be between $0.59 and $0.71, that FFO per basic share will be between $3.62 and $3.74 and that FFO per diluted share will be between $3.57 and $3.69.  The Company’s expectations for its 2006 financial results are based on a number of assumptions. First, with respect to redevelopment activities, the Company is anticipating the substantial completion next year of its redevelopment initiatives at Capital City, New River Valley and Patrick Henry Malls. The Company also expects to commence construction as part of the planned redevelopments at Cherry Hill, Francis Scott Key, Lycoming, Plymouth Meeting, South and Valley View Malls. Further, the Company expects to refine and finalize plans for its mixed use development at Voorhees Town Center (currently Echelon Mall). The Company expects that these properties will continue to experience disruptions, which will impact operating results during the redevelopment process. In addition, the Company’s 2006 estimates assume that it will recognize gains of approximately $5 million from the sale of non-operating real estate.

Estimated Per Share	Calendar Year 2005	Calendar Year 2006
Diluted earnings per share	$1.12-1.20	$0.59-0.71
Gain on sales of operating properties, net of minority interest	(0.23)	—
Depreciation and amortization (includes Company’s proportional share of partnerships), net of minority interest, and other	2.78	2.98
FFO per diluted share	$3.67-3.75	$3.57-3.69
Effect of common share equivalents	0.05	0.05
FFO per basic share	$3.72-3.80	$3.62-3.74

During 2006, the Company’s capital expenditures for its previously announced redevelopments are estimated to be approximately $58 million. In addition, the Company expects to spend approximately $96 million related to new power center and mixed-use developments, tenant improvements and recurring capital expenditures. While the Company reviews acquisition opportunities on an ongoing basis, the Company’s earnings guidance for 2006 does not reflect any financial impact from any properties it might acquire or dispose of in 2006.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Edward Glickman, PREIT’s President and COO, commented, “As redevelopment initiatives gain traction, we anticipate earnings growth at the properties coming out of construction in late 2005 and early 2006. At the same time, we expect continued dislocation over the near term at our properties that are currently in the earlier stages of redevelopment. Overall, while we expect NOI to increase in 2006, our rate of growth will continue to reflect the ongoing repositioning efforts at many of our assets.”

Common Share Repurchase Program

The Company’s Board of Trustees has authorized a program to repurchase up to $100 million of the Company’s common shares until the end of 2007. (For additional information regarding the repurchase program, please see the Company’s October 31, 2005 press release.)

Recent Financing Activities

On September 30, 2005,the Company completed the previously announced refinancing of Cherry Hill Mall in Cherry Hill, New Jersey with a new $200 million first mortgage loan from Prudential Insurance Company of America and Northwestern Mutual. The loan has an interest rate of 5.42% and will mature in October 2012. Under the terms of the mortgage, the Company will have the right to convert the loan to a senior unsecured loan under prescribed conditions, including the achievement of a specified credit rating.

On July 28, 2005, the Company signed a commitment letter with Prudential Mortgage Capital Company and Teachers Insurance and Annuity Association of America for a $160 million first mortgage loan secured by Willow Grove Park in Willow Grove, Pennsylvania. The Company anticipates that the closing of this mortgage loan will take place in December 2005.

On July 11, 2005, the Company completed a $66.0 million refinancing of the mortgage loan on Magnolia Mall in Florence, South Carolina.

Robert McCadden, PREIT’s CFO, stated, “We expect to end 2005 with over $426 million of new long-term, fixed rate financings in place at a weighted average interest rate of 5.49% as a result of refinancing above-market interest rate mortgages at these three properties. Together with the $370 million of forward-starting interest rate swap agreements entered into earlier this year relating to our anticipated 2007 and 2008 financings, we have taken steps to mitigate the risk of future interest rate increases on our operating results. We are also pleased with Fitch Ratings’ recent announcement that it was revising its outlook on the Company to Positive from Stable and establishing a BB rating for the Company.”

Other events

On September 19, 2005, PREIT and Kravco Simon announced that they have entered into agreements under which PREIT and Kravco Simon Investments, L.P., a Simon Property Group affiliate (NYSE:SPG), will acquire Springfield Mall in Springfield, Pennsylvania for approximately $103.5 million. PREIT and Kravco Simon will each have a 50% ownership interest in the property. The Company expects that the closing of the transaction will take place in the fourth quarter of 2005.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

In August 2005, the Company acquired approximately 15 acres in Christiansburg, Virginia, adjacent to New River Valley Mall, for $4.1 million, which the Company plans to develop as a power center.

Subsequent Events

On October 28, 2005, the Board of Trustees of the Company declared a quarterly cash dividend of $0.57 per common share and $1.375 per 11% senior preferred share payable on December 15, 2005 to shareholders of record on December 1, 2005.

Press releases with respect to certain of these matters can be obtained from the Company’s website at www.preit.com or by contacting the Company’s Investor Relations Department.

Conference Call Information

The Company has scheduled a conference call for 3:00 p.m. Eastern Time today to review its third quarter results. To listen to the call, please dial (877) 691-0878 (domestic) or (973) 935-8505 (international) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company website at www.preit.com or www.vcall.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website www.preit.com under the Investor Relations tab.

For interested individuals unable to join the conference call, a replay of the call will be available until November 13, 2005, at (877) 519-4471 (domestic) or (973) 341-3080 (international), (Passcode: 6583703). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers (approximately 32.8 million square feet) located in the eastern United States. PREIT’s portfolio currently consists of 51 properties in 12 states. PREIT’s portfolio includes 37 shopping malls, 13 strip and power centers and one office property. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT’s website can be found at www.preit.com.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. FFO is a commonly used measure of operating performance and profitability in the REIT industry, and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. In addition, we use FFO as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains (losses) on sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, management company revenues, interest income, interest expense, depreciation and amortization, income from discontinued operations and gains on sales of interests in real estate.

This press release contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the forecast and estimates set forth above, or that PREIT’s returns on its acquisitions will be consistent with the estimates outlined in the related press releases. PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. In particular, the successful redevelopment of any property is subject to a number of risks, including, among others, that PREIT’s redevelopment plans might change, its redevelopment activities might be delayed, anticipated project costs may increase, and the Company might not enter into one or more of the leases referred to under “Redevelopment Activity.” Unanticipated expenses or delays would adversely affect PREIT’s investment returns on a redevelopment project. In addition, PREIT might not enter into an agreement for, or consummate, the mall financing for which it has received commitment letters. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this press release to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2004.

[Financial Tables Follow]

# # #

** A supplemental quarterly financial package **

     will be available on the Company’s web site at www.preit.com.

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

FUNDS FROM OPERATIONS	Three Months Ended				Nine Months Ended

(In thousands, except per share amounts)	September 30, 2005		September 30, 2004		September 30, 2005		September 30, 2004

Net income	$17,895		$14,268		$38,190		$34,623
Adjustments:
Minority interest in Operating Partnership	1,782		1,517		4,316		3,340
Minority interest in Operating Partnership-discontinued operations	441		205		520		621
Dividends on preferred shares	(3,403)		(3,403)		(10,209)		(10,209)
Gains on sales of interests in real estate	(5,024)		(1,529)		(5,661)		(1,529)
Gain/adjustment to gain on sale of discontinued operations	(3,736)		—		(3,736)		550
Depreciation and amortization:
Wholly owned & consolidated partnerships	27,176	(a)	22,548	(a)	79,760	(a)	71,405	(a)
Unconsolidated partnerships	1,103	(a)	1,003	(a)	3,287	(a)	3,221	(a)
Discontinued operations	—		13		13		38

FUNDS FROM OPERATIONS	$36,234	(b)	$34,622	(b)	$106,480	(b)	$102,060	(b)

Minority interest in properties	$106		$110		$323		$342

FUNDS FROM OPERATIONS FOR DILUTED CALCULATION	$36,340		$34,732		$106,803		$102,402

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS	$0.89		$0.86		$2.62		$2.57
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS-DILUTED	$0.88		$0.85		$2.58		$2.54

Weighted average number of shares outstanding	36,149		35,695		36,049		35,539
Weighted average effect of full conversion of OP units	4,593		4,436		4,621		4,102

Total weighted average shares outstanding, including OP units	40,742		40,131		40,670		39,641
Effect of common share equivalents	697		640		675		621

Total weighted average shares outstanding, including OP units-diluted	41,439		40,771		41,345		40,262

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.

b)	Includes the non-cash effect of straight-line rents of $1,175 and $1,270 for the 3rd quarter 2005 and 2004, respectively, and $3,207 and $3,837 for the nine months ended September 30, 2005 and 2004, respectively.

STATEMENTS OF INCOME	Three Months Ended		Nine Months Ended

(In thousands, except per share amounts)	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

REVENUE:
Real estate revenues:
Base rent	$67,403	$62,188	$199,880	$185,391
Percentage rent	1,437	1,647	5,926	5,131
Expense reimbursements	32,045	29,857	92,735	86,371
Lease termination revenue	176	1,691	2,198	2,678
Other real estate revenues	2,322	2,063	6,612	6,065

Total real estate revenues	103,383	97,446	307,351	285,636

Management company revenue	1,136	1,831	3,887	5,630
Interest and other income	293	180	737	865

Total revenues	104,812	99,457	311,975	292,131

EXPENSES:
Property operating expenses:
CAM and real estate taxes	(28,483)	(25,168)	(84,236)	(74,407)
Utilities	(6,421)	(5,523)	(16,823)	(14,602)
Other	(5,749)	(5,104)	(15,885)	(16,708)

Total property operating expenses	(40,653)	(35,795)	(116,944)	(105,717)

Depreciation and amortization	(27,729)	(22,912)	(81,312)	(72,438)
Other expenses
General and administrative expenses	(8,412)	(11,294)	(27,833)	(33,479)
Taxes	(78)	—	(519)	—

Total other expenses	(8,490)	(11,294)	(28,352)	(33,479)

Interest Expense:
Interest expense excluding prepayment penalty	(20,745)	(18,294)	(60,187)	(53,858)
Prepayment penalty	(803)	—	(803)	—

Total interest expense	(21,548)	(18,294)	(60,990)	(53,858)
Total expenses	(98,420)	(88,295)	(287,598)	(265,492)
Income before equity in income of partnerships,
gains on sales of interests in real estate, minority
interest and discontinued operations	6,392	11,162	24,377	26,639
Equity in income of partnerships	1,808	1,496	5,426	4,909
Gains on sales of interests in real estate	8,024	1,529	8,721	1,529

Income before minority interest and discontinued operations	16,224	14,187	38,524	33,077
Minority interest in properties	(42)	(48)	(127)	(545)
Minority interest in Operating Partnership	(1,782)	(1,517)	(4,316)	(3,340)

Income from continuing operations	14,400	12,622	34,081	29,192

Discontinued operations:
Operating results from discontinued operations	200	1,856	893	6,622
Gain/adjustment to gain on sale of discontinued operations	3,736	—	3,736	(550)
Minority interest in properties	—	(5)	—	(20)
Minority interest in Operating Partnership	(441)	(205)	(520)	(621)

Income from discontinued operations	3,495	1,646	4,109	5,431

Net income	17,895	14,268	38,190	34,623
Dividends on preferred shares	(3,403)	(3,403)	(10,209)	(10,209)

Net income available to common shareholders	$14,492	$10,865	$27,981	$24,414

BASIC EARNINGS PER SHARE
From continuing operations	$0.29	$0.25	$0.64	$0.52
From discontinued operations	0.10	0.05	0.11	0.15

TOTAL BASIC EARNINGS PER SHARE	$0.39	$0.30	$0.75	$0.67

DILUTED EARNINGS PER SHARE
From continuing operations	$0.29	$0.25	$0.63	$0.51
From discontinued operations	0.10	0.05	0.11	0.15

TOTAL DILUTED EARNINGS PER SHARE	$0.39	$0.30	$0.74	$0.66

Weighted average number of shares outstanding (for diluted EPS)	36,846	36,335	36,724	36,160

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

NET OPERATING INCOME	Three Months Ended		Nine Months Ended

	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

(In thousands)

Net Income	$17,895	$14,268	$38,190	$34,623

Adjustments:
Depreciation and amortization:
Wholly owned and consolidated partnerships	27,729	22,912	81,312	72,438
Unconsolidated partnerships	1,103	1,003	3,287	3,221
Discontinued operations	—	13	13	38
Interest Expense
Wholly owned and consolidated partnerships	21,548	18,294	60,990	53,858
Unconsolidated partnerships	1,958	2,011	6,033	6,233
Discontinued operations	310	834	931	2,605
Minority interest in Operating Partnership
Continuing operations	1,782	1,517	4,316	3,340
Discontinued operations	441	205	520	621
Minority interest in properties
Continuing operations	42	48	127	545
Discontinued operations	—	5	—	20
Gains on sales of interests in real estate	(8,024)	(1,529)	(8,721)	(1,529)
Gain/adjustment to gain on sale of discontinued operations	(3,736)	—	(3,736)	550
General and administrative expenses and taxes	8,490	11,294	28,352	33,479
Management company revenue	(1,136)	(1,831)	(3,887)	(5,630)
Interest and other income	(293)	(180)	(737)	(865)

Property net operating income	$68,109	$68,864	$206,990	$203,547

Same store retail properties	$63,271	$66,264	$189,938	$193,233
Non-same store properties	4,838	2,600	17,052	10,314

Property net operating income	$68,109	$68,864	$206,990	$203,547

EQUITY IN INCOME OF PARTNERSHIPS	Three Months Ended		Nine Months Ended

	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

(In thousands)
Gross revenues from real estate	$13,690	$13,388	$42,697	$42,599

Expenses:
Property operating expenses	(3,927)	(4,234)	(12,827)	(13,382)
Mortgage interest expense	(3,952)	(4,093)	(12,230)	(12,684)
Depreciation and amortization	(2,095)	(1,980)	(6,296)	(6,373)

Total expenses	(9,974)	(10,307)	(31,353)	(32,439)

Net income from real estate	3,716	3,081	11,344	10,160
Less: Partners’ share	(1,842)	(1,557)	(5,714)	(5,140)

Company’s share	1,874	1,524	5,630	5,020
Amortization of excess investment	(66)	(28)	(204)	(111)

EQUITY IN INCOME OF PARTNERSHIPS	$1,808	$1,496	$5,426	$4,909

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

CONSOLIDATED BALANCE SHEET
	September 30, 2005	December 31, 2004

(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Retail properties	$2,629,837	$2,510,256
Land held for development	6,100	9,863
Construction in progress	58,534	10,952

Total investments in real estate	2,694,471	2,531,071
Less: accumulated depreciation	(203,953)	(148,759)

NET INVESTMENTS IN REAL ESTATE	2,490,518	2,382,312
INVESTMENTS IN PARTNERSHIPS, at equity	35,182	27,244

	2,525,700	2,409,556
OTHER ASSETS:
Assets held for sale	17,248	15,321
Cash and cash equivalents	28,954	40,044
Rents and other receivables (net of allowance for doubtful accounts of $10,386 and $9,394, at September 30, 2005
and December 31, 2004, respectively)	33,352	31,982
Intangible assets (net of accumulated amortization of $62,326 and
$38,333 at September 30, 2005 and December 31, 2004, respectively)	165,746	171,850
Deferred costs and other assets, net	68,442	62,650

Total assets	$2,839,442	$2,731,403

LIABILITIES
Mortgage notes payable	$1,284,304	$1,145,079
Debt premium on mortgage notes payable	44,311	56,135
Bank loan payable	276,000	271,000
Liabilities related to assets held for sale	18,611	18,564
Tenants’ deposits and deferred rents	16,485	13,457
Investments in partnerships, deficit balances	13,531	13,758
Accrued expenses and other liabilities	68,114	76,975

Total liabilities	1,721,356	1,594,968

MINORITY INTEREST
Minority interest in properties	3,159	3,585
Minority interest in Operating Partnership	127,932	128,384

Total minority interest	131,091	131,969

SHAREHOLDERS’ EQUITY
Shares of beneficial interest, $1.00 par value per share; 100,000,000 shares authorized; issued and outstanding 36,714,000 shares at September 30, 2005
and 36,272,000 shares at December 31, 2004	36,714	36,272
Non-convertible senior preferred shares, 11% cumulative, $.01 par value per share; 2,475,000 shares authorized, issued and outstanding
at September 30, 2005 and December 31, 2004	25	25
Capital contributed in excess of par	916,937	899,506
Deferred compensation	(14,284)	(7,737)
Accumulated other comprehensive income (loss)	2,770	(1,821)
Retained earnings	44,833	78,221

Total shareholders’ equity	986,995	1,004,466

Total liabilities, minority interest and shareholders’ equity	$2,839,442	$2,731,403

PREIT Reports Third Quarter and Nine Month Results
October 31, 2005

Pennsylvania Real Estate Investment Trust
Selected Financial Data

FUNDS FROM OPERATIONS
	For the three months ended

(In thousands, except per share amounts)	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005

Net income	$8,963	$11,392	$14,268	$19,164	$11,398	$8,897	$17,895
Minority interest in Operating Partnership	784	1,045	1,517	2,325	1,432	1,114	1,782
Minority interest in Operating Partnership-discontinued operations	180	229	205	32	21	47	441
Dividends on preferred shares	(3,403)	(3,403)	(3,403)	(3,403)	(3,403)	(3,403)	(3,403)
Gains on sales of interests in real estate	—	—	(1,529)	45	—	(636)	(5,024)
Gain/adjustment to gain on sale of discontinued operations	550	—	—	—	—	—	(3,736)
Depreciation and amortization:
Wholly owned & consolidated partnerships	25,279	23,590	22,548	24,406	25,641	26,956	27,176
Unconsolidated partnerships	1,078	1,141	1,003	2,559	1,151	1,033	1,103
Discontinued operations	—	13	13	13	—	—	—

FUNDS FROM OPERATIONS	$33,431	$34,007	$34,622	$45,141	$36,240	$34,008	$36,234

Minority interest in properties	$116	$116	$110	$132	$112	$108	$106

FUNDS FROM OPERATIONS FOR DILUTED CALCULATION	$33,547	$34,123	$34,732	$45,273	$36,352	$34,116	$36,340

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS	$0.85	$0.86	$0.86	$1.12	$0.89	$0.84	$0.89
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS-DILUTED	$0.84	$0.85	$0.85	$1.11	$0.88	$0.82	$0.88

Weighted average number of shares outstanding	35,403	35,517	35,695	35,819	35,972	36,025	36,149
Weighted average effect of full conversion of OP units	3,836	4,029	4,436	4,426	4,584	4,686	4,593

Total weighted average shares outstanding, including OP units-basic	39,239	39,546	40,131	40,245	40,556	40,711	40,742
Effect of common share equivalents	718	561	640	718	651	661	697

Total weighted average shares outstanding, including OP units-diluted	39,957	40,107	40,771	40,963	41,207	41,372	41,439

	Year to date through the period ended

	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005	June 30, 2005	September 30, 2005

Net income	$8,963	$20,355	$34,623	$53,788	$11,398	$20,295	$38,190
Minority interest in Operating Partnership	784	1,822	3,340	5,664	1,432	2,534	4,316
Minority interest in Operating Partnership-discontinued operations	180	416	621	653	21	79	520
Dividends on preferred shares	(3,403)	(6,806)	(10,209)	(13,613)	(3,403)	(6,806)	(10,209)
Gains on sales of interests in real estate	—	—	(1,529)	(1,484)	—	(637)	(5,661)
Gain/adjustment to gain on sale of discontinued operations	550	550	550	550	—	—	(3,736)
Depreciation and amortization:
Wholly owned & consolidated partnerships	25,279	48,857	71,405	95,813	25,641	52,585	79,760
Unconsolidated partnerships	1,078	2,219	3,221	5,781	1,151	2,184	3,287
Discontinued operations	—	25	38	50	—	13	13

FUNDS FROM OPERATIONS	$33,431	$67,438	$102,060	$147,202	$36,240	$70,247	$106,480

Minority interest in properties	$116	$232	$342	$474	$112	$220	$326

FUNDS FROM OPERATIONS FOR DILUTED CALCULATION	$33,547	$67,670	$102,402	$147,676	$36,352	$70,467	$106,806

FUNDS FROM OPERATIONS PER SHARE AND OP UNITS	$0.85	$1.71	$2.57	$3.70	$0.89	$1.73	$2.62
FUNDS FROM OPERATIONS PER SHARE AND OP UNITS-DILUTED	$0.84	$1.69	$2.54	$3.65	$0.88	$1.71	$2.58

Weighted average number of shares outstanding	35,403	35,460	35,539	35,609	35,972	35,999	36,049
Weighted average effect of full conversion of OP units	3,836	3,933	4,102	4,183	4,584	4,635	4,621

Total weighted average shares outstanding, including OP units	39,239	39,393	39,641	39,792	40,556	40,634	40,670
Effect of common share equivalents	718	595	621	659	651	642	675

Total weighted average shares outstanding, including OP units-diluted	39,957	39,988	40,262	40,451	41,207	41,276	41,345